Exhibit 99.1

Heritage Commerce Corp Reports Earnings of $11.6 Million for the Fourth Quarter of 2020 and $35.3 Million for 2020

San Jose, CA — January 28, 2021 — Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank”), today announced fourth quarter 2020 net income of $11.6 million, or $0.19 per average diluted common share, compared to $5.7 million, or $0.10 per average diluted common share, for the fourth quarter of 2019, and $11.2 million, or $0.19 per average diluted common share, for the third quarter of 2020. For the year ended December 31, 2020, net income was $35.3 million, or $0.59 per average diluted common share, compared to $40.5 million, or $0.84 per average diluted common share, for the year ended December 31, 2019. All results are unaudited.

“We generated solid earnings, for the full year of 2020, fueled by a year-over-year increase in net interest income, total deposits, and gains on sales of SBA loans,” said Mr. Keith Wilton, President and Chief Executive Officer. “Our results in the midst of this challenging economic environment are a testament to our resilient bankers, our customers and our communities. Our participation in the initial rounds of the Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”), helped meet the financial needs of our customers who were significantly impacted by the pandemic and we are actively participating in this newest round of PPP funding.”

“Credit quality improved with nonperforming assets (“NPAs”) declining (20%) year-over-year and (23%) on a linked quarter basis, to $7.9 million at year end,” said Mr. Wilton. “In fact, we released $1.3 million of our provision for credit losses on loans largely due to recoveries of previously charged off accounts and the successful resolution of a nonperforming credit resulting in the release of specific reserves. This brings our allowance for credits losses on loans (“ACLL”) to total loans to 1.70%, and the ACLL to total loans, excluding PPP loans, to 1.91% at December 31, 2020. Further, capital and liquidity positions remain strong with a total risk-based capital ratio and leverage for the Company (consolidated) at 16.5% and 9.1% respectively, and 15.8% and 9.5% respectively, for the Bank, at December 31, 2020,” added Mr. Wilton.

“During the fourth quarter of 2020, we completed the final touches to our new San Jose corporate headquarters at 224 Airport Parkway and finalized the move of our San Mateo branch and administrative offices to newly renovated facilities,” commented Mr. Wilton. “These combined facilities represent over 50% of the Company’s office footprint and include modifications and upgrades to meet enhanced energy saving requirements, further representing our Company’s commitment to lowering our carbon footprint.”

“The past year presented many challenges to members of the communities we serve. During 2020, we were proud of our employees who volunteered their time to many local organizations that assist minority, disenfranchised and underrepresented groups in our community, and we congratulate them for their service. In addition, we are proud of our Company’s continued ability to provide grants and sponsorships to support these community groups,” said Mr. Wilton.

In response to two economic stimulus laws passed by Congress in the first half of the 2020, Heritage Bank of Commerce funded 1,105 PPP loans, with total principal balances of $333.4 million. Through 2020, PPP loan payoffs totaled $9.1 million while SBA loan forgiveness totaled $33.7 million and the Bank ended the fourth quarter of 2020 with $290.7 million in outstanding PPP loan balances. These loans generated $2.2 million in interest income and $3.9 million in net deferred fee revenue during 2020. At December 31, 2020, total loans included remaining deferred fees on PPP loans of ($6.8) million and deferred costs of $783,000.

On April 7, 2020, the U.S. banking agencies issued an Interagency Statement on Loan Modifications and Reporting for Financial Institutions Working with Customers Affected by the Coronavirus. The statement describes accounting for COVID-19-related loan modifications, including clarifying the interaction between current accounting rules and the temporary relief provided by the Coronavirus Aid, Relief, and Economic Security (“CARES Act”). The Bank made accommodations for initial payment deferrals for a number of customers of up to 90 days, generally, with the potential, upon application, of an additional 90 days of payment deferral (180 days maximum). The Bank also waived all normal applicable fees. As well, most of the deferrals we originally granted have returned to regular payments. The following table shows the deferments at December 31, 2020 by category:

	Underlying Collateral

NON-SBA LOANS	Business	Real
(in $000’s, unaudited)	Assets	Estate	Total

Initial Deferments(1)	$-	$1,573	$1,573
2nd Deferments(2)	295	684	979
Total	$295	$2,257	$2,552

(1) Initial deferments were generally for 3 months
(2) 2nd deferments were for an additional 3 months

In addition to its portfolio of SBA PPP loans, the Bank also has a portfolio of SBA 7(a) loans totaling $48.9 million as of January 15, 2021. As part of the SBA’s Coronavirus debt relief efforts, beginning in April of 2020, the SBA commenced a six-month program to cover payments of principal, interest and any associated fees for these borrowers, which largely ended with the September payment. The following table reflects the status of these SBA 7(a) loans as of January 15, 2021:

SBA 7(a) LOANS		Number
(in $000’s, unaudited)	Balance	of Loans
SBA 7(a) loans that borrowers made payments
by January 15, 2021	$41,994	234
Payments Not Made / NSF / Returned	1,032	12
Due dates later in January	85	2
New loans / No payment due	3,267	4
CARES Payments	2,062	9
Request for Deferral	448	5
Total Portfolio	$48,888	266

The CARES Act was recently amended to include $3.5 billion of extended debt relief payments for SBA borrowers. The program will initially provide for 3 payments of principal and interest to a maximum of $9,000 per month under various criteria and then an additional 5 payments for borrowers considered “underserved” as defined in the amended legislation.

Credit Quality and Performance

At December 31, 2020, NPAs declined by $1.9 million, or (20%), to $7.9 million, compared to $9.8 million at December 31, 2019, and decreased by $2.4 million, or (23%) from $10.3 million at September 30, 2020. Classified assets increased to $34.0 million, or 0.73% of total assets, at December 31, 2020, compared to $32.6 million, or 0.79% of total assets, at December 31, 2019, and $33.0 million, or 0.72% of total assets, at September 30, 2020.

The Company continues to monitor portfolio loans made to commercial customers with businesses in higher risk sectors due to the COVID-19 pandemic. During the fourth quarter of 2020, the percentage of loans identified as higher risk to total loans increased slightly compared to the third quarter of 2020. The following table provides a breakdown of such loans as a percentage of total loans for the periods indicated:

	% of Total	% of Total	% of Total	% of Total
	Loans at	Loans at	Loans at	Loans at
HIGHER RISK SECTORS (unaudited)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Health care and social assistance:
Offices of dentists	2.01%	1.86%	1.79%	1.63%
Offices of physicians (except mental health specialists)	0.81%	0.74%	0.76%	0.70%
Other community housing services	0.28%	0.27%	0.27%	0.11%
All others	2.15%	2.15%	2.21%	1.84%
Total health care and social assistance	5.25%	5.02%	5.03%	4.28%
Retail trade:
Gasoline stations with convenience stores	2.16%	1.97%	1.90%	1.98%
All others	2.34%	2.44%	2.44%	2.18%
Total retail trade	4.50%	4.41%	4.34%	4.16%
Accommodation and food services:
Full-service restaurants	1.30%	1.40%	1.38%	0.86%
Limited-service restaurants	0.57%	0.74%	0.79%	0.63%
Hotels (except casino hotels) and motels	0.95%	0.92%	0.89%	0.94%
All others	0.68%	0.68%	0.70%	0.52%
Total accommodation and food services	3.50%	3.74%	3.76%	2.95%
Educational services:
Elementary and secondary schools	0.58%	0.57%	0.65%	0.15%
Education support services	0.45%	0.43%	0.40%	0.15%
All others	0.19%	0.17%	0.24%	0.17%
Total educational services	1.22%	1.17%	1.29%	0.47%
Arts, entertainment, and recreation	1.34%	1.27%	1.26%	1.09%
Purchased participations in micro loan portfolio	0.60%	0.68%	0.80%	0.95%
Total higher risk sectors	16.41%	16.29%	16.48%	13.90%

The increase in higher risk sector loans in the last three quarters of 2020, compared to the first quarter of 2020, was primarily due to the addition of PPP loans during the second quarter of 2020.

Capital and Liquidity

The Company’s and the Bank’s consolidated capital ratios exceeded regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at December 31, 2020.

Our liquidity position refers to our ability to maintain cash flows sufficient to fund operations, meet all of our obligations and commitments, and accommodate unexpected sudden changes in balances of loans and deposits in a timely manner. At various times the Company requires funds to meet short term cash requirements brought about by loan growth or deposit outflows, the purchase of assets, or liability repayments. An integral part of the Company’s ability to manage its liquidity position appropriately is the Company’s large base of core deposits, which are generated by offering traditional banking services in its service area and which have historically been a stable source of funds. To manage liquidity needs properly, cash inflows must be timed to coincide with anticipated outflows or sufficient liquidity resources must be available to meet varying demands. At December 31, 2020, the Company had a strong liquidity position with $1.13 billion in cash and cash equivalents, and $781.6 million in available borrowing capacity from sources including the Federal Home Loan Bank (“FHLB”), the Federal Reserve Bank of San Francisco (“FRB”), Federal funds facilities with several financial institutions, and a line of credit with a correspondent bank. The Company also had $498.5 million (at fair market value) in unpledged securities available at December 31, 2020. The loan to deposit ratio was 66.91% at December 31, 2020, compared to 74.20% at December 31, 2019, and decreased from 69.32% at September 30, 2020.

Fourth Quarter and Year Ended December 31, 2020

Operating Results, Balance Sheet Review, Capital Management, and Credit Quality

(as of, or for the periods ended December 31, 2020, compared to December 31, 2019, and September 30, 2020, except as noted):

Operating Results:

♦	Diluted earnings per share were $0.19 for the fourth quarter of 2020, compared to $0.10 for the fourth quarter of 2019, and $0.19 for the third quarter of 2020. Diluted earnings per share were $0.59 for the year ended December 31, 2020, compared to $0.84 for the year ended December 31, 2019.

♦	The following table indicates the ratios for the return on average tangible assets and the return on average tangible equity for the periods indicated:

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(unaudited)	2020	2020	2019	2020	2019
Return on average tangible assets	1.02%	1.02%	0.57%	0.83%	1.25%
Return on average tangible equity	11.75%	11.41%	5.96%	9.04%	13.09%

♦	Net interest income, before provision for credit losses on loans, decreased (13%) to $34.2 million for the fourth quarter of 2020, compared to $39.2 million for the fourth quarter of 2019, primarily due to decreases in the prime rate, and yield on investment securities and overnight funds. Net interest income remained flat for the fourth quarter of 2020, compared to $34.2 million for the third quarter of 2020. Net interest income increased 8% to $141.9 million for the year ended December 31, 2020, compared to $131.8 million for the year ended December 31, 2019, primarily due to an increase in the average balance of loans resulting from the Presidio Bank (“Presidio”) merger, additional interest and fee income from PPP loans, and an increase in the accretion of the loan discount into loan interest income from our merger with Presidio, partially offset by decreases in the prime rate, and decreases in the yield on investment securities and overnight funds.

●	The fully tax equivalent (“FTE”) net interest margin contracted 100 basis points to 3.15% for the fourth quarter of 2020, from 4.15% for the fourth quarter of 2019, primarily due to a decline in the average yield on loans, investment securities, and overnight funds, partially offset by a decline in the cost of interest-bearing liabilities. The FTE net interest margin contracted 9 basis points for the fourth quarter of 2020 from 3.24% for the third quarter of 2020, primarily due to a decline in the average yield on investment securities, and overnight funds, partially offset by an increase in the average yield on loans and a decline in the cost of interest-bearing liabilities.

●	For the year ended December 31, 2020, the FTE net interest margin contracted 78 basis points to 3.50%, compared to 4.28% for the year ended December 31, 2019, primarily due to a decline in the average yield on loans, investment securities, and overnight funds, partially offset by a decline in the cost of interest-bearing liabilities.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:
●	The average yield on the total loan portfolio decreased to 4.93% for the fourth quarter of 2020, compared to 5.76% for the fourth quarter of 2019, primarily due to a decline in the average yield in the prime rate, new average balances of lower yielding PPP loans, and a decrease in the accretion of the loan purchase discount into loan interest income from the acquisitions.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2020			December 31, 2019
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$2,256,944	$26,348	4.64%	$2,353,871	$30,786	5.19%
SBA PPP loans	313,335	787	1.00%	—	—	N/A
PPP fees, net	—	1,935	2.46%	—	—	N/A
Bay View Funding factored receivables	50,720	2,856	22.40%	45,045	2,888	25.44%
Purchased residential mortgages	24,955	118	1.88%	33,867	237	2.78%
Purchased commercial real estate ("CRE") loans	20,854	176	3.36%	28,407	238	3.32%
Loan fair value mark / accretion	(12,017)	687	0.12%	(15,089)	1,338	0.23%
Total loans (includes loans held-for-sale)	$2,654,791	$32,907	4.93%	$2,446,101	$35,487	5.76%

●	The average yield on the total loan portfolio increased to 4.93% for the fourth quarter of 2020 compared to 4.86% for the third quarter of 2020, primarily due to higher fees from PPP loans and a higher average balance of Bay View Funding factored receivables, partially offset by a decrease in the accretion of the loan purchase discount into loan interest income from the acquisitions.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2020			September 30, 2020
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$2,256,944	$26,348	4.64%	$2,266,227	$26,508	4.65%
SBA PPP loans	313,335	787	1.00%	324,518	816	1.00%
PPP fees, net	—	1,935	2.46%	—	1,305	1.60%
Bay View Funding factored receivables	50,720	2,856	22.40%	40,300	2,431	24.00%
Purchased residential mortgages	24,955	118	1.88%	29,399	180	2.44%
Purchased CRE loans	20,854	176	3.36%	22,603	195	3.43%
Loan fair value mark / accretion	(12,017)	687	0.12%	(13,353)	1,200	0.21%
Total loans (includes loans held-for-sale)	$2,654,791	$32,907	4.93%	$2,669,694	$32,635	4.86%

●	The average yield on the total loan portfolio decreased to 5.06% for the year ended December 31, 2020 compared to 5.86% for the year ended December 31, 2019, primarily due to decreases in the prime rate on loans and new average balances of lower yielding PPP loans, partially offset by higher PPP loan fees and an increase in the accretion of the loan purchase discount into loan interest income from the acquisitions.

	For the Year Ended			For the Year Ended
	December 31, 2020			December 31, 2019
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$2,327,624	$110,652	4.75%	$1,890,079	$100,380	5.31%
SBA PPP loans	218,391	2,185	1.00%	—	—	N/A
PPP fees, net	—	3,877	1.78%	—	—	N/A
Bay View Funding factored receivables	45,765	10,727	23.44%	46,710	11,688	25.02%
Purchased residential mortgages	29,648	725	2.45%	35,343	951	2.69%
Purchased CRE loans	24,072	831	3.45%	30,936	1,107	3.58%
Loan fair value mark / accretion	(14,005)	4,172	0.18%	(8,151)	2,682	0.14%
Total loans (includes loans held-for-sale)	$2,631,495	$133,169	5.06%	$1,994,917	$116,808	5.86%

●	In aggregate, the original total net purchase discount on loans from the Focus Business Bank, Tri-Valley Bank, United American Bank, and Presidio loan portfolio was $25.2 million. In aggregate, the remaining net purchase discount on total loans acquired was $12.1 million at December 31, 2020.

♦	The average cost of total deposits was 0.14% for the fourth quarter of 2020, compared to 0.26% for the fourth quarter of 2019 and 0.16% for the third quarter of 2020. The average cost of total deposits was 0.17% for the year ended December 31, 2020, compared to 0.29% for the year ended December 31, 2019.

♦	There was a credit of $1.3 million to the provision for credit losses on loans for the fourth quarter of 2020, compared to a $3.2 million provision for loan losses for the fourth quarter of 2019, and a $197,000 provision for credit losses on loans for the third quarter of 2020. There was a $13.2 million provision for credit losses on loans for the year ended December 31, 2020, compared to an $846,000 provision for loan losses for the year ended December 31, 2019.

●	The increase in the provision for credit losses on loans for the year ended December 31, 2020, compared to the year ended December 31, 2019, was driven primarily by a significantly deteriorated economic outlook resulting from the Coronavirus pandemic. The three loan classes where the largest increases in reserves were recorded under the Current Expected Credit Loss (“CECL”) loss rate methodology were investor-owned CRE, land and construction, and commercial and industrial

(“C&I”). Ongoing impacts of the CECL methodology will be dependent upon changes in economic conditions and forecasts, originated and acquired loan portfolio composition, portfolio duration, and other factors.

♦	Total noninterest income was $2.1 million for the fourth quarter of 2020, compared to $2.4 million for the fourth quarter of 2019, primarily due to lower service charges and fees on deposit accounts. Total noninterest income decreased to $2.1 million for the fourth quarter of 2020 from $2.6 million for the third quarter of 2020, primarily due to a realized gain on warrants exercised during the third quarter of 2020.

●	For the year ended December 31, 2020, total noninterest income was $9.9 million, compared to $10.2 million for the year ended December 31, 2019, primarily due to lower service charges and fees on deposit accounts, partially offset by an increase in the cash surrender value of life insurance, a gain realized on a warrant exercised, and a gain on the disposition of foreclosed assets during the first quarter of 2020.

♦	Total noninterest expense for the fourth quarter of 2020 decreased to $21.6 million, compared to $30.6 million for the fourth quarter of 2019, primarily due to lower merger-related costs. Total noninterest expense for the fourth quarter of 2020 modestly increased compared to $21.2 million for the third quarter of 2020.

●	Noninterest expense for the year ended December 31, 2020 increased to $89.5 million, compared to $84.9 million for the year ended December 31, 2019, primarily due to higher salaries and employee benefits as a result of annual salary increases, and additional employees and operating costs added as a result of the Presidio merger, partially offset by lower merger-related costs.

●	The following table reflects pre-tax merger-related costs resulting from the merger with Presidio for the periods indicated:

	For the Quarter Ended			For the Year Ended
MERGER-RELATED COSTS	December 31,	September 30,	December 31,	December 31,	December 31,
(in $000’s, unaudited)	2020	2020	2019	2020	2019
Salaries and employee benefits	$—	$—	$6,580	$356	$6,580
Other	101	17	3,299	2,245	4,500
Total merger-related costs	$101	$17	$9,879	$2,601	$11,080

●	Full time equivalent employees were 330 at December 31, 2020, 357 at December 31, 2019, and 342 at September 30, 2020.

♦	The efficiency ratio was 59.45% for the fourth quarter of 2020, compared to 73.58% for the fourth quarter of 2019, and 57.58% for the third quarter of 2020. The efficiency ratio for the year ended December 31, 2020 was 58.96%, compared to 59.76% for the year ended December 31, 2019.

♦	Income tax expense was $4.4 million for the fourth quarter of 2020, compared to $2.1 million for the fourth quarter of 2019, and $4.2 million for the third quarter of 2020. The effective tax rate for the fourth quarter of 2020 was 27.6%, compared to 26.9% for the fourth quarter of 2019, and 27.3% for the third quarter of 2020. Income tax expense for the year ended December 31, 2020 was $13.8 million, compared to $15.9 million for the year ended December 31, 2019. The effective tax rate was 28.1% for the years ended December 31, 2020 and December 31, 2019.

●	The difference in the effective tax rate for the periods reported compared to the combined Federal and state statutory tax rate of 29.6% is primarily the result of the Company’s investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low income housing limited partnerships (net of low income housing investment losses), and tax-exempt interest income earned on municipal bonds.

Balance Sheet Review, Capital Management and Credit Quality:

♦Total assets increased 13% to $4.63 billion at December 31, 2020, compared to $4.11 billion at December 31, 2019. Total assets increased 1% from $4.61 billion at September 30, 2020.

♦	Securities available-for-sale, at fair value, totaled $235.8 million at December 31, 2020, compared to $404.8 million at December 31, 2019, and $294.4 million at September 30, 2020. At December 31, 2020, the Company’s securities available-for-sale portfolio was comprised of $175.3 million of agency mortgage-backed securities (all issued by U.S. Government sponsored entities), and $60.5 million of U.S. Treasury securities. The pre-tax unrealized gain on securities available-for-sale at December 31, 2020 was $5.8 million, compared to a pre-tax unrealized gain on securities available-for-sale of $2.3 million at December 31,

2019, and a pre-tax unrealized gain on securities available-for-sale of $6.9 million at September 30, 2020. All other factors remaining the same, when market interest rates are decreasing, the Company will experience a higher unrealized gain (or a lower unrealized loss) on the securities portfolio.

♦	At December 31, 2020, securities held-to-maturity, at amortized cost, totaled $297.4 million, compared to $366.6 million at December 31, 2019, and $295.6 million at September 30, 2020. At December 31, 2020, the Company’s securities held-to-maturity portfolio was comprised of $228.7 million of agency mortgage-backed securities, and $68.7 million of tax-exempt municipal bonds. During the fourth quarter of 2020, the Company purchased $30.9 million of agency mortgage-backed securities (securities held-to-maturity), with a book yield of 1.15% and an average life of 6.18 years.

●	With the CECL methodology implementation date of January 1, 2020, there was a $58,000 allowance for credit losses recorded on the Company’s held-to-maturity municipal investment securities portfolio. For the year ended December 31, 2020, there was a reduction of $4,000 to the allowance for credit losses on the Company’s held-to-maturity municipal investment securities portfolio, for an allowance for credit losses of $54,000 at December 31, 2020.

♦	The loan portfolio remains well-diversified as reflected in the following table which summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category for the periods indicated:

LOANS	December 31, 2020		September 30, 2020		December 31, 2019
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$555,707	21%	$574,359	21%	$603,345	24%
Paycheck Protection Program Loans	290,679	11%	323,550	12%	—	0%
Real estate:
CRE - owner occupied	560,362	21%	561,528	21%	548,907	22%
CRE - non-owner occupied	693,103	27%	713,563	27%	767,821	30%
Land and construction	144,594	6%	142,632	5%	147,189	6%
Home equity	111,885	4%	111,468	4%	151,775	6%
Multifamily	166,425	6%	169,791	6%	180,623	7%
Residential mortgages	85,116	3%	91,077	3%	100,759	4%
Consumer and other	18,116	1%	17,511	1%	33,744	1%
Total Loans	2,625,987	100%	2,705,479	100%	2,534,163	100%
Deferred loan costs (fees), net	(6,726)	—	(8,463)	—	(319)	—
Loans, net of deferred costs and fees	$2,619,261	100%	$2,697,016	100%	$2,533,844	100%

●	Loans, excluding loans held-for-sale, increased $85.4 million, or 3%, to $2.62 billion at December 31, 2020, compared to $2.53 billion at December 31, 2019, and decreased (3%) from $2.70 billion at September 30, 2020. Total loans at December 31, 2020 included $290.7 million of PPP loans.

●	C&I line usage was 28% at December 31, 2020, compared to 35% at December 31, 2019, and 28% at September 30, 2020.

●	At December 31, 2020, 45% of the CRE loan portfolio was secured by owner-occupied real estate.

♦	The following table summarizes the allowance for credit losses on loans(1) for the periods indicated:

	For the Quarter Ended			For the Year Ended
ALLOWANCE FOR CREDIT LOSSES ON LOANS	December 31,	September 30,	December 31,	December 31,	December 31,
(in $000’s, unaudited)	2020	2020	2019	2020	2019
Balance at beginning of period	$45,422	$45,444	$25,895	$23,285	$27,848
Charge-offs during the period	(144)	(598)	(6,003)	(1,880)	(6,623)
Recoveries during the period	470	379	170	1,192	1,214
Net recoveries (charge-offs) during the period	326	(219)	(5,833)	(688)	(5,409)
Impact of adopting Topic 326	—	—	—	8,570	—
Provision (recapture) for credit losses on loans during the period(1)	(1,348)	197	3,223	13,233	846
Balance at end of period	$44,400	$45,422	$23,285	$44,400	$23,285

Total loans, net of deferred fees	$2,619,261	$2,697,016	$2,533,844	$2,619,261	$2,533,844
Total nonperforming loans	$7,869	$10,262	$9,828	$7,869	$9,828
Allowance for credit losses on loans to total loans(2)	1.70%	1.68%	0.92%	1.70%	0.92%
Allowance for credit losses on loans to total nonperforming loans(2)	564.24%	442.62%	236.93%	564.24%	236.93%

(1)Provision (recapture) for credit losses on loans for the quarters ended December 31, 2020 and September 30, 2020, and the year ended December 31, 2020,
Provision for loan losses for the quarter and the year ended December 31, 2019
(2)ACLL at December 31, 2020 and September 30, 2020, Allowance for loan losses ("ALLL") at December 31, 2019

●	The ACLL was 1.70% of total loans at December 31, 2020 and the ACLL to total nonperforming loans was 564.24% at December 31, 2020. The ALLL was 0.92% of total loans and the ALLL to nonperforming loans was 236.93% at December 31, 2019. The ACLL was 1.68% of total loans at September 30, 2020 and the ACLL to total nonperforming loans was 442.62% at September 30, 2020. The ACLL was 1.91% of total loans, excluding PPP loans, at December 31, 2020, and September 30, 2020.

●	The following table shows the results of adopting CECL for the year ended December 31, 2020:

DRIVERS OF CHANGE IN ACLL UNDER CECL
(in $000’s, unaudited)
ALLL at December 31, 2019	$23,285
Day 1 adjustment impact of adopting Topic 326	8,570
ACLL at January 1, 2020	31,855
Net (charge-offs) during the first quarter of 2020	(422)
Portfolio changes during the first quarter of 2020	1,216
Economic factors during the first quarter of 2020	12,054
ACLL at March 31, 2020	44,703
Net (charge-offs) during the second quarter of 2020	(373)
Portfolio changes during the second quarter of 2020	(4,282)
Qualitative and quantitative changes during the second
quarter of 2020 including changes in economic forecasts	5,396
ACLL at June 30, 2020	45,444
Net (charge-offs) during the third quarter of 2020	(219)
Portfolio changes during the third quarter of 2020	488
Qualitative and quantitative changes during the third
quarter of 2020 including changes in economic forecasts	(291)
ACLL at September 30, 2020	45,422
Net (charge-offs) during the fourth quarter of 2020	326
Portfolio changes during the fourth quarter of 2020	(1,622)
Qualitative and quantitative changes during the fourth
quarter of 2020 including changes in economic forecasts	274
ACLL at December 31, 2020	$44,400

●	Net recoveries totaled $326,000 for the fourth quarter of 2020, compared to net charge-offs of $5.8 million for the fourth quarter of 2019, and net charge-offs of $219,000 for the third quarter of 2020.

●	The following is a breakout of NPAs at the periods indicated:

	End of Period:
NONPERFORMING ASSETS	December 31, 2020		September 30, 2020		December 31, 2019
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
CRE loans	$3,706	47%	$4,328	42%	$5,094	52%
Commercial loans	2,726	35%	2,908	28%	3,444	35%
Consumer and other loans	407	5%	1,464	14%	—	0%
Home equity loans	949	12%	961	10%	137	1%
Restructured and loans over 90 days past due and still accruing	81	1%	601	6%	1,153	12%
Total nonperforming assets	$7,869	100%	$10,262	100%	$9,828	100%

●	NPAs totaled $7.9 million, or 0.17% of total assets, at December 31, 2020, compared to $9.8 million, or 0.24% of total assets, at December 31, 2019, and $10.3 million, or 0.22% of total assets, at September 30, 2020.

●	There were no foreclosed assets on the balance sheet at December 31, 2020, December 31, 2019, or September 30, 2020.

●	Classified assets increased to $34.0 million, or 0.73% of total assets, at December 31, 2020, compared to $32.6 million, or 0.79% of total assets, at December 31, 2019, and increased from $33.0 million, or 0.72% of total assets, at September 30, 2020.

♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category for the periods indicated:

DEPOSITS	December 31, 2020		September 30, 2020		December 31, 2019
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,661,655	42%	$1,698,027	44%	$1,450,873	42%
Demand, interest-bearing	960,179	24%	926,041	24%	798,375	23%
Savings and money market	1,119,968	29%	1,108,252	28%	982,430	29%
Time deposits — under $250	45,027	1%	46,684	1%	54,361	2%
Time deposits — $250 and over	103,746	3%	92,276	2%	99,882	3%
CDARS — interest-bearing demand,
money market and time deposits	23,911	1%	19,121	1%	28,847	1%
Total deposits	$3,914,486	100%	$3,890,401	100%	$3,414,768	100%

●	Total deposits increased $499.7 million, or 15%, to $3.91 billion at December 31, 2020, compared to $3.41 billion at December 31, 2019. Total deposits increased $24.1 million, or 1%, from $3.89 billion at September 30, 2020.

●	Deposits, excluding all time deposits and CDARS deposits, increased $510.1 million, or 16%, to $3.74 billion at December 31, 2020, compared to $3.23 billion at December 31, 2019. Deposits, excluding all time deposits and CDARS deposits remained relatively flat from $3.73 billion at September 30, 2020.

♦	The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded the regulatory guidelines under the Basel III prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at December 31, 2020, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	Basel III PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS (unaudited)	Corp	Commerce	Guidelines	Requirement (1)
Total Risk-Based	16.5%	15.8%	10.0%	10.5%
Tier 1 Risk-Based	14.0%	14.6%	8.0%	8.5%
Common Equity Tier 1 Risk-Based	14.0%	14.6%	6.5%	7.0%
Leverage	9.1%	9.5%	5.0%	4.0%

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.

The following table reflects the components of accumulated other comprehensive loss, net of taxes, for the periods indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2020	2020	2019
Unrealized gain on securities available-for-sale	$3,709	$4,495	$1,242
Remaining unamortized unrealized gain on securities
available-for-sale transferred to held-to-maturity	261	271	297
Split dollar insurance contracts liability	(6,140)	(4,839)	(4,835)
Supplemental executive retirement plan liability	(8,767)	(6,662)	(6,842)
Unrealized gain on interest-only strip from SBA loans	220	351	360
Total accumulated other comprehensive loss	$(10,717)	$(6,384)	$(9,778)

♦	Tangible equity was $393.6 million at December 31, 2020, compared to $388.9 million at December 31, 2019, and $392.5 million at September 30, 2020. Tangible book value per share was $6.57 at December 31, 2020, compared to $6.55 at December 31, 2019, and September 30, 2020.

D.C. Solar Litigation

●	In December 2020, Solar Eclipse Investment Fund III, et al v. Heritage Bank of Commerce, et al., was filed against Heritage, and others, in the Solano County Superior Court (“Solar Eclipse”). Also in December 2020, Solarmore Management Services, Inc. v. Jeff Carpoff et al., (“Solarmore”) filed an amended complaint in the United States District Court for the Eastern District of California against Heritage and others. Both of these cases relate to our former deposit relationships with D.C. Solar and their affiliates (collectively “D.C. Solar”) and its sponsored investment funds. These actions seek unspecified damages and are in an early phase. We believe these actions are without merit and we intend to vigorously defend them.

●	In re Double Jump, Inc. is pending in the United States Bankruptcy Court of Nevada and was filed by D.C. Solar and some of its affiliated entities. One of the chapter 7 trustees has indicated that it may bring an adversary action against Heritage related to our former deposit relationships with D.C. Solar and its sponsored investment funds. The parties have agreed to attend a pre-filing mediation.

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, Sunnyvale, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com.

Forward-Looking Statement Disclaimer

These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission (“SEC”), Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the following: (1) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; (2) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (3) our ability to anticipate interest rate changes and manage interest rate risk; (4) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (5) volatility in credit and equity markets and its effect on the global economy; (6) our ability to effectively compete with other banks and financial services companies and the effects of competition in the financial services industry on our business; (7) our ability to achieve loan growth and attract deposits; (8) risks associated with concentrations in real estate related loans; (9) the relative strength or weakness of the commercial and real estate markets where our borrowers are located, including related asset and market prices; (10) other than temporary impairment charges to our securities portfolio; (11) changes in the level of NPAs and charge offs and other credit quality measures, and their impact on the adequacy of the Company’s allowance for credit losses and the Company’s provision for credit losses; (12) increased capital requirements for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (13) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (14) changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases; (15) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (16) our inability to attract, recruit, and retain qualified officers and other personnel could harm our ability to implement our strategic plan, impair our relationships with customers and adversely affect our business, results of operations and growth prospects; (17) possible adjustment of the valuation of our deferred tax assets; (18) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (19) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (20) risks of loss of funding of SBA or SBA loan programs, or changes in those programs; (21) compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities, accounting and tax matters; (22) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (23) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (24) costs and effects of legal and regulatory developments, including resolution of regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (25) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise; (26) availability of and competition for acquisition opportunities; (27) risks resulting from domestic terrorism; (28) risks of natural disasters (including earthquakes) and other events beyond our control; (29) the effect of the COVID-19 pandemic, and other infectious illness outbreaks that may arise in the future, on the Bank’s customers, employees, businesses, liquidity, financial results and overall condition and which has created significant uncertainties in U.S. and global markets, including our customers' ability to make timely payments on obligations, and operating expense due to alternative approaches to doing business; (30) changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions, such as the SBA Paycheck Protection Program (“PPP”), the Federal Reserve Board's efforts to provide liquidity to the financial system and provide credit to private commercial and municipal borrowers, and other programs designed to address the effects of the COVID-19 pandemic; (31) the Bank's participation as a lender in the PPP and similar programs and its effect on the Bank's liquidity, financial results, businesses and customers, including the availability of program funds and the ability of customers to comply with requirements and otherwise perform with respect to loans obtained under such programs; (32) our success in managing the risks involved in the foregoing factors.

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct: (408) 494-4542

Debbie.Reuter@herbank.com

	For the Quarter Ended:			Percent Change From:		For the Year Ended:
CONSOLIDATED INCOME STATEMENTS	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,	December 31,	Percent
(in $000’s, unaudited)	2020	2020	2019	2020	2019	2020	2019	Change
Interest income	$36,145	$36,252	$42,471	0%	(15)%	$150,471	$142,659	5%
Interest expense	1,940	2,087	3,242	(7)%	(40)%	8,581	10,847	(21)%
Net interest income before provision
for credit losses on loans(1)	34,205	34,165	39,229	0%	(13)%	141,890	131,812	8%
Provision (recapture) for credit losses on loans(1)	(1,348)	197	3,223	(784)%	(142)%	13,233	846	1464%
Net interest income after provision
for credit losses on loans(1)	35,553	33,968	36,006	5%	(1)%	128,657	130,966	(2)%
Noninterest income:
Service charges and fees on deposit accounts	608	632	1,140	(4)%	(47)%	2,859	4,510	(37)%
Increase in cash surrender value of
life insurance	465	464	405	0%	15%	1,845	1,404	31%
Gain on sales of SBA loans	372	400	358	(7)%	4%	839	689	22%
Servicing income	98	187	156	(48)%	(37)%	673	636	6%
Gain (loss) on sales of securities	7	—	(217)	N/A	(103)%	277	661	(58)%
Gain on the disposition of foreclosed assets	—	—	—	N/A	N/A	791	—	N/A
Other	506	912	551	(45)%	(8)%	2,638	2,344	13%
Total noninterest income	2,056	2,595	2,393	(21)%	(14)%	9,922	10,244	(3)%
Noninterest expense:
Salaries and employee benefits	12,457	11,967	18,819	4%	(34)%	50,927	50,754	0%
Occupancy and equipment	2,197	2,283	2,013	(4)%	9%	8,018	6,647	21%
Professional fees	1,396	1,352	899	3%	55%	5,338	3,259	64%
Other	5,507	5,566	8,895	(1)%	(38)%	25,228	24,238	4%
Total noninterest expense	21,557	21,168	30,626	2%	(30)%	89,511	84,898	5%
Income before income taxes	16,052	15,395	7,773	4%	107%	49,068	56,312	(13)%
Income tax expense	4,429	4,198	2,088	6%	112%	13,769	15,851	(13)%
Net income	$11,623	$11,197	$5,685	4%	104%	$35,299	$40,461	(13)%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.19	$0.19	$0.10	0%	90%	$0.59	$0.87	(32)%
Diluted earnings per share	$0.19	$0.19	$0.10	0%	90%	$0.59	$0.84	(30)%
Weighted average shares outstanding - basic	59,616,951	59,589,243	57,168,605	0%	4%	59,478,343	46,684,384	27%
Weighted average shares outstanding - diluted	60,247,296	60,141,412	58,361,976	0%	3%	60,169,139	47,906,229	26%
Common shares outstanding at period-end	59,917,457	59,914,987	59,368,156	0%	1%	59,917,457	59,368,156	1%
Dividend per share	$0.13	$0.13	$0.12	0%	8%	$0.52	$0.48	8%
Book value per share	$9.64	$9.64	$9.71	0%	(1)%	$9.64	$9.71	(1)%
Tangible book value per share	$6.57	$6.55	$6.55	0%	0%	$6.57	$6.55	0%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	7.99%	7.73%	4.04%	3%	98%	6.12%	9.51%	(36)%
Annualized return on average tangible equity	11.75%	11.41%	5.96%	3%	97%	9.04%	13.09%	(31)%
Annualized return on average assets	0.98%	0.98%	0.55%	0%	78%	0.80%	1.21%	(34)%
Annualized return on average tangible assets	1.02%	1.02%	0.57%	0%	79%	0.83%	1.25%	(34)%
Net interest margin (FTE)	3.15%	3.24%	4.15%	(3)%	(24)%	3.50%	4.28%	(18)%
Efficiency ratio	59.45%	57.58%	73.58%	3%	(19)%	58.96%	59.76%	(1)%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$4,703,154	$4,562,412	$4,124,018	3%	14%	$4,434,329	$3,353,770	32%
Average tangible assets	$4,518,279	$4,376,533	$3,943,725	3%	15%	$4,248,090	$3,237,289	31%
Average earning assets	$4,338,117	$4,203,902	$3,762,239	3%	15%	$4,071,805	$3,094,589	32%
Average loans held-for-sale	$2,772	$5,169	$3,299	(46)%	(16)%	$3,459	$3,714	(7)%
Average total loans	$2,652,019	$2,664,525	$2,442,802	0%	9%	$2,628,036	$1,991,203	32%
Average deposits	$3,980,017	$3,846,652	$3,432,771	3%	16%	$3,719,896	$2,819,932	32%
Average demand deposits - noninterest-bearing	$1,749,837	$1,700,972	$1,452,893	3%	20%	$1,638,055	$1,131,098	45%
Average interest-bearing deposits	$2,230,180	$2,145,680	$1,979,878	4%	13%	$2,081,841	$1,688,834	23%
Average interest-bearing liabilities	$2,269,960	$2,185,439	$2,027,106	4%	12%	$2,121,621	$1,730,320	23%
Average equity	$578,560	$576,135	$558,478	0%	4%	$576,675	$425,674	35%
Average tangible equity	$393,685	$390,256	$378,185	1%	4%	$390,436	$309,193	26%

(1)Provision (recapture) for credit losses on loans for the quarters ended December 31, 2020, September 30, 2020 and the year ended December 31, 2020, Provision for loan losses for quarter and year ended December 31, 2019

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2020	2020	2020	2020	2019
Interest income	$36,145	$36,252	$37,132	$40,942	$42,471
Interest expense	1,940	2,087	2,192	2,362	3,242
Net interest income before provision
for credit losses on loans(1)	34,205	34,165	34,940	38,580	39,229
Provision (recapture) for credit losses on loans(1)	(1,348)	197	1,114	13,270	3,223
Net interest income after provision
for credit losses on loans(1)	35,553	33,968	33,826	25,310	36,006
Noninterest income:
Service charges and fees on deposit accounts	608	632	650	969	1,140
Increase in cash surrender value of
life insurance	465	464	458	458	405
Gain on sales of SBA loans	372	400	—	67	358
Servicing income	98	187	205	183	156
Gain (loss) on sales of securities	7	—	170	100	(217)
Gain on the disposition of foreclosed assets	—	—	—	791	—
Other	506	912	595	625	551
Total noninterest income	2,056	2,595	2,078	3,193	2,393
Noninterest expense:
Salaries and employee benefits	12,457	11,967	12,300	14,203	18,819
Occupancy and equipment	2,197	2,283	1,766	1,772	2,013
Professional fees	1,396	1,352	1,155	1,435	899
Other	5,507	5,566	5,791	8,364	8,895
Total noninterest expense	21,557	21,168	21,012	25,774	30,626
Income before income taxes	16,052	15,395	14,892	2,729	7,773
Income tax expense	4,429	4,198	4,274	868	2,088
Net income	$11,623	$11,197	$10,618	$1,861	$5,685

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.19	$0.19	$0.18	$0.03	$0.10
Diluted earnings per share	$0.19	$0.19	$0.18	$0.03	$0.10
Weighted average shares outstanding - basic	59,616,951	59,589,243	59,420,592	59,286,927	57,168,605
Weighted average shares outstanding - diluted	60,247,296	60,141,412	60,112,423	60,194,025	58,361,976
Common shares outstanding at period-end	59,917,457	59,914,987	59,856,767	59,568,219	59,368,156
Dividend per share	$0.13	$0.13	$0.13	$0.13	$0.12
Book value per share	$9.64	$9.64	$9.60	$9.59	$9.71
Tangible book value per share	$6.57	$6.55	$6.49	$6.46	$6.55

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	7.99%	7.73%	7.45%	1.29%	4.04%
Annualized return on average tangible equity	11.75%	11.41%	11.06%	1.91%	5.96%
Annualized return on average assets	0.98%	0.98%	0.96%	0.19%	0.55%
Annualized return on average tangible assets	1.02%	1.02%	1.01%	0.19%	0.57%
Net interest margin (FTE)	3.15%	3.24%	3.46%	4.25%	4.15%
Efficiency ratio	59.45%	57.58%	56.76%	61.70%	73.58%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$4,703,154	$4,562,412	$4,434,238	$4,033,151	$4,124,018
Average tangible assets	$4,518,279	$4,376,533	$4,247,522	$3,845,646	$3,943,725
Average earning assets	$4,338,117	$4,203,902	$4,075,673	$3,665,151	$3,762,239
Average loans held-for-sale	$2,772	$5,169	$3,617	$2,265	$3,299
Average total loans	$2,652,019	$2,664,525	$2,683,476	$2,511,460	$2,442,802
Average deposits	$3,980,017	$3,846,652	$3,720,850	$3,327,812	$3,432,771
Average demand deposits - noninterest-bearing	$1,749,837	$1,700,972	$1,660,547	$1,438,944	$1,452,893
Average interest-bearing deposits	$2,230,180	$2,145,680	$2,060,303	$1,888,868	$1,979,878
Average interest-bearing liabilities	$2,269,960	$2,185,439	$2,099,982	$1,928,770	$2,027,106
Average equity	$578,560	$576,135	$572,939	$579,051	$558,478
Average tangible equity	$393,685	$390,256	$386,223	$391,546	$378,185

(1)Provision (recapture) for credit losses on loans for the quarters ended December 31, 2020, September 30, June 30, 2020 and March 31, 2020, Provision for loan losses for the quarter ended December 31, 2019

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	December 31,	September 30,	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2020	2020	2019	2020	2019
ASSETS
Cash and due from banks	$30,598	$33,353	$49,447	(8)%	(38)%
Other investments and interest-bearing deposits
in other financial institutions	1,100,475	926,915	407,923	19%	170%
Securities available-for-sale, at fair value	235,774	294,438	404,825	(20)%	(42)%
Securities held-to-maturity, at amortized cost	297,389	295,609	366,560	1%	(19)%
Loans held-for-sale - SBA, including deferred costs	1,699	3,565	1,052	(52)%	62%
Loans:
Commercial	555,707	574,359	603,345	(3)%	(8)%
SBA PPP loans	290,679	323,550	—	(10)%	N/A
Real estate:
CRE - owner occupied	560,362	561,528	548,907	0%	2%
CRE - non-owner occupied	693,103	713,563	767,821	(3)%	(10)%
Land and construction	144,594	142,632	147,189	1%	(2)%
Home equity	111,885	111,468	151,775	0%	(26)%
Multifamily	166,425	169,791	180,623	(2)%	(8)%
Residential mortgages	85,116	91,077	100,759	(7)%	(16)%
Consumer and other	18,116	17,511	33,744	3%	(46)%
Loans	2,625,987	2,705,479	2,534,163	(3)%	4%
Deferred loan fees, net	(6,726)	(8,463)	(319)	(21)%	2008%
Total loans, net of deferred costs and fees	2,619,261	2,697,016	2,533,844	(3)%	3%
Allowance for credit losses on loans(1)	(44,400)	(45,422)	(23,285)	(2)%	91%
Loans, net	2,574,861	2,651,594	2,510,559	(3)%	3%
Company-owned life insurance	77,523	77,059	76,027	1%	2%
Premises and equipment, net	10,459	10,412	8,250	0%	27%
Goodwill	167,631	167,631	167,420	0%	0%
Other intangible assets	16,664	17,628	20,415	(5)%	(18)%
Accrued interest receivable and other assets	121,041	128,581	96,985	(6)%	25%
Total assets	$4,634,114	$4,606,785	$4,109,463	1%	13%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,661,655	$1,698,027	$1,450,873	(2)%	15%
Demand, interest-bearing	960,179	926,041	798,375	4%	20%
Savings and money market	1,119,968	1,108,252	982,430	1%	14%
Time deposits-under $250	45,027	46,684	54,361	(4)%	(17)%
Time deposits-$250 and over	103,746	92,276	99,882	12%	4%
CDARS - money market and time deposits	23,911	19,121	28,847	25%	(17)%
Total deposits	3,914,486	3,890,401	3,414,768	1%	15%
Subordinated debt, net of issuance costs	39,740	39,693	39,554	0%	0%
Other short-term borrowings	—	—	328	N/A	(100)%
Accrued interest payable and other liabilities	101,999	98,884	78,105	3%	31%
Total liabilities	4,056,225	4,028,978	3,532,755	1%	15%

Shareholders’ Equity:
Common stock	493,707	493,126	489,745	0%	1%
Retained earnings	94,899	91,065	96,741	4%	(2)%
Accumulated other comprehensive loss	(10,717)	(6,384)	(9,778)	(68)%	(10)%
Total shareholders' equity	577,889	577,807	576,708	0%	0%
Total liabilities and shareholders’ equity	$4,634,114	$4,606,785	$4,109,463	1%	13%

(1)Allowance for credit losses on loans at December 31, 2020 and September 30, 2020, Allowance for loan losses at December 31, 2019

	End of Period:
CONSOLIDATED BALANCE SHEETS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2020	2020	2020	2020	2019
ASSETS
Cash and due from banks	$30,598	$33,353	$40,108	$36,998	$49,447
Other investments and interest-bearing deposits
in other financial institutions	1,100,475	926,915	885,792	406,399	407,923
Securities available-for-sale, at fair value	235,774	294,438	323,565	373,570	404,825
Securities held-to-maturity, at amortized cost	297,389	295,609	322,677	348,044	366,560
Loans held-for-sale - SBA, including deferred costs	1,699	3,565	4,324	2,415	1,052
Loans:
Commercial	555,707	574,359	553,843	696,168	603,345
SBA PPP loans	290,679	323,550	324,550	—	—
Real estate:
CRE - owner occupied	560,362	561,528	553,463	539,465	548,907
CRE - non-owner occupied	693,103	713,563	725,776	748,245	767,821
Land and construction	144,594	142,632	138,284	153,321	147,189
Home equity	111,885	111,468	112,679	117,544	151,775
Multifamily	166,425	169,791	169,637	170,292	180,623
Residential mortgages	85,116	91,077	95,033	95,808	100,759
Consumer and other	18,116	17,511	22,759	33,326	33,744
Loans	2,625,987	2,705,479	2,696,024	2,554,169	2,534,163
Deferred loan fees, net	(6,726)	(8,463)	(9,635)	(258)	(319)
Total loans, net of deferred fees	2,619,261	2,697,016	2,686,389	2,553,911	2,533,844
Allowance for credit losses on loans(1)	(44,400)	(45,422)	(45,444)	(44,703)	(23,285)
Loans, net	2,574,861	2,651,594	2,640,945	2,509,208	2,510,559
Company-owned life insurance	77,523	77,059	76,944	76,485	76,027
Premises and equipment, net	10,459	10,412	9,500	9,025	8,250
Goodwill	167,631	167,631	167,631	167,371	167,420
Other intangible assets	16,664	17,628	18,593	19,557	20,415
Accrued interest receivable and other assets	121,041	128,581	124,322	129,090	96,985
Total assets	$4,634,114	$4,606,785	$4,614,401	$4,078,162	$4,109,463

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,661,655	$1,698,027	$1,714,058	$1,444,534	$1,450,873
Demand, interest-bearing	960,179	926,041	934,780	810,425	798,375
Savings and money market	1,119,968	1,108,252	1,091,740	949,076	982,430
Time deposits-under $250	45,027	46,684	49,493	51,009	54,361
Time deposits-$250 and over	103,746	92,276	93,822	96,540	99,882
CDARS - money market and time deposits	23,911	19,121	16,333	15,055	28,847
Total deposits	3,914,486	3,890,401	3,900,226	3,366,639	3,414,768
Subordinated debt, net of issuance costs	39,740	39,693	39,646	39,600	39,554
Other short-term borrowings	—	—	—	—	328
Accrued interest payable and other liabilities	101,999	98,884	99,722	100,482	78,105
Total liabilities	4,056,225	4,028,978	4,039,594	3,506,721	3,532,755

Shareholders’ Equity:
Common stock	493,707	493,126	492,333	491,347	489,745
Retained earnings	94,899	91,065	87,654	84,803	96,741
Accumulated other comprehensive loss	(10,717)	(6,384)	(5,180)	(4,709)	(9,778)
Total shareholders' equity	577,889	577,807	574,807	571,441	576,708
Total liabilities and shareholders’ equity	$4,634,114	$4,606,785	$4,614,401	$4,078,162	$4,109,463

(1)Allowance for credit losses on loans at September 30, 2020, June 30, 2020 and March 31, 2020, Allowance for loan losses at December 31, 2019

	End of Period:			Percent Change From:
CREDIT QUALITY DATA	December 31,	September 30,	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2020	2020	2019	2020	2019
Nonaccrual loans - held-for-investment	$7,788	$9,661	$8,675	(19)%	(10)%
Restructured and loans over 90 days past due
and still accruing	81	601	1,153	(87)%	(93)%
Total nonperforming loans	7,869	10,262	9,828	(23)%	(20)%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$7,869	$10,262	$9,828	(23)%	(20)%
Other restructured loans still accruing	$169	$98	$436	72%	(61)%
Net charge-offs (recoveries) during the quarter	$(326)	$219	$5,833	(249)%	(106)%
Provision (recapture) for credit losses on loans during the quarter(1)	$(1,348)	$197	$3,223	(784)%	(142)%
Allowance for credit losses on loans(2)	$44,400	$45,422	$23,285	(2)%	91%
Classified assets	$34,028	$33,024	$32,579	3%	4%
Allowance for credit losses on loans to total loans(2)	1.70%	1.68%	0.92%	1%	85%
Allowance for credit losses on loans to total nonperforming loans(2)	564.24%	442.62%	236.93%	27%	138%
Nonperforming assets to total assets	0.17%	0.22%	0.24%	(23)%	(29)%
Nonperforming loans to total loans	0.30%	0.38%	0.39%	(21)%	(23)%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans(2)	7%	7%	8%	0%	(13)%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans(2)	7%	7%	7%	0%	0%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (3)	$393,594	$392,548	$388,873	0%	1%
Shareholders’ equity / total assets	12.47%	12.54%	14.03%	(1)%	(11)%
Tangible common equity / tangible assets (4)	8.85%	8.88%	9.92%	0%	(11)%
Loan to deposit ratio	66.91%	69.32%	74.20%	(3)%	(10)%
Noninterest-bearing deposits / total deposits	42.45%	43.65%	42.49%	(3)%	0%
Total risk-based capital ratio	16.5%	16.0%	14.6%	3%	13%
Tier 1 risk-based capital ratio	14.0%	13.5%	12.5%	4%	12%
Common Equity Tier 1 risk-based capital ratio	14.0%	13.5%	12.5%	4%	12%
Leverage ratio	9.1%	9.3%	9.8%	(2)%	(7)%
Heritage Bank of Commerce:
Total risk-based capital ratio	15.8%	15.2%	13.9%	4%	14%
Tier 1 risk-based capital ratio	14.6%	14.1%	13.1%	4%	11%
Common Equity Tier 1 risk-based capital ratio	14.6%	14.1%	13.1%	4%	11%
Leverage ratio	9.5%	9.7%	10.2%	(2)%	(7)%

(1)	Provision (recapture) for credit losses on loans for the quarters ended December 31, 2020 and September 30, 2020, Provision for loan losses for the quarter ended December 31, 2019
(2)	ACLL at December 31, 2020 and September 30, 2020, ALLL at December 31, 2019
(3)	Represents shareholders' equity minus goodwill and other intangible assets
(4)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	End of Period:
CREDIT QUALITY DATA	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2020	2020	2020	2020	2019
Nonaccrual loans - held-for-investment	$7,788	$9,661	$8,457	$11,646	8,675
Restructured and loans over 90 days past due
and still accruing	81	601	668	442	1,153
Total nonperforming loans	7,869	10,262	9,125	12,088	9,828
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$7,869	$10,262	$9,125	$12,088	$9,828
Other restructured loans still accruing	$169	$98	$64	$103	$436
Net charge-offs (recoveries) during the quarter	$(326)	$219	$373	$422	$5,833
Provision (recapture) for credit losses on loans during the quarter(1)	$(1,348)	$197	$1,114	$13,270	$3,223
Adoption of Topic 326	$—	$—	$—	$8,570	$—
Allowance for credit losses on loans(2)	$44,400	$45,422	$45,444	$44,703	$23,285
Classified assets	$34,028	$33,024	$31,452	$39,603	$32,579
Allowance for credit losses on loans to total loans(2)	1.70%	1.68%	1.69%	1.75%	0.92%
Allowance for credit losses on loans to total nonperforming loans(2)	564.24%	442.62%	498.02%	369.81%	236.93%
Nonperforming assets to total assets	0.17%	0.22%	0.20%	0.30%	0.24%
Nonperforming loans to total loans	0.30%	0.38%	0.34%	0.47%	0.39%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans(2)	7%	7%	7%	9%	8%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans(2)	7%	7%	7%	9%	7%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (3)	$393,594	$392,548	$388,583	$384,513	$388,873
Shareholders’ equity / total assets	12.47%	12.54%	12.46%	14.01%	14.03%
Tangible common equity / tangible assets (4)	8.85%	8.88%	8.78%	9.88%	9.92%
Loan to deposit ratio	66.91%	69.32%	68.88%	75.86%	74.20%
Noninterest-bearing deposits / total deposits	42.45%	43.65%	43.95%	42.91%	42.49%
Total risk-based capital ratio	16.5%	16.0%	15.9%	14.8%	14.6%
Tier 1 risk-based capital ratio	14.0%	13.5%	13.4%	12.5%	12.5%
Common Equity Tier 1 risk-based capital ratio	14.0%	13.5%	13.4%	12.5%	12.5%
Leverage ratio	9.1%	9.3%	9.4%	10.3%	9.8%
Heritage Bank of Commerce:
Total risk-based capital ratio	15.8%	15.2%	15.1%	14.1%	13.9%
Tier 1 risk-based capital ratio	14.6%	14.1%	14.0%	13.0%	13.1%
Common Equity Tier 1 risk-based capital ratio	14.6%	14.1%	14.0%	13.0%	13.1%
Leverage ratio	9.5%	9.7%	9.9%	10.7%	10.2%

(1)	Provision (recapture) for credit losses on loans for the quarters ended December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020, Provision for loan losses for the quarter ended December 31, 2019
(2)	ACLL at December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020, ALLL at December 31, 2019
(3)	Represents shareholders' equity minus goodwill and other intangible assets
(4)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	For the Quarter Ended			For the Quarter Ended
	December 31, 2020			December 31, 2019
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$2,654,791	$32,907	4.93%	$2,446,101	$35,487	5.76%
Securities - taxable	482,951	2,053	1.69%	653,623	3,687	2.24%
Securities - exempt from Federal tax (3)	70,318	570	3.22%	82,034	663	3.21%
Other investments and interest-bearing deposits
in other financial institutions	1,130,057	735	0.26%	580,481	2,773	1.90%
Total interest earning assets (3)	4,338,117	36,265	3.33%	3,762,239	42,610	4.49%
Cash and due from banks	42,861			48,313
Premises and equipment, net	10,387			8,497
Goodwill and other intangible assets	184,875			180,293
Other assets	126,914			124,676
Total assets	$4,703,154			$4,124,018

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,749,837			$1,452,893

Demand, interest-bearing	939,203	462	0.20%	789,465	600	0.30%
Savings and money market	1,121,636	674	0.24%	1,009,880	1,283	0.50%
Time deposits - under $100	16,748	11	0.26%	19,613	28	0.57%
Time deposits - $100 and over	131,740	208	0.63%	143,095	373	1.03%
CDARS - money market and time deposits	20,853	1	0.02%	17,825	2	0.04%
Total interest-bearing deposits	2,230,180	1,356	0.24%	1,979,878	2,286	0.46%
Total deposits	3,980,017	1,356	0.14%	3,432,771	2,286	0.26%

Subordinated debt, net of issuance costs	39,710	583	5.84%	46,758	955	8.10%
Short-term borrowings	70	1	5.68%	470	1	0.84%
Total interest-bearing liabilities	2,269,960	1,940	0.34%	2,027,106	3,242	0.63%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,019,797	1,940	0.19%	3,479,999	3,242	0.37%
Other liabilities	104,797			85,541
Total liabilities	4,124,594			3,565,540
Shareholders’ equity	578,560			558,478
Total liabilities and shareholders’ equity	$4,703,154			$4,124,018

Net interest income (3) / margin		34,325	3.15%		39,368	4.15%
Less tax equivalent adjustment (3)		(120)			(139)
Net interest income		$34,205			$39,229

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $2,120,000 for the fourth quarter of 2020 (of which $1,935,000 was from PPP loans), compared to $90,000 for the fourth quarter of 2019.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21%.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2020			September 30, 2020
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$2,654,791	$32,907	4.93%	$2,669,694	$32,635	4.86%
Securities - taxable	482,951	2,053	1.69%	550,423	2,481	1.79%
Securities - exempt from Federal tax (3)	70,318	570	3.22%	72,625	586	3.21%
Other investments and interest-bearing deposits
in other financial institutions	1,130,057	735	0.26%	911,160	673	0.29%
Total interest earning assets (3)	4,338,117	36,265	3.33%	4,203,902	36,375	3.44%
Cash and due from banks	42,861			36,505
Premises and equipment, net	10,387			9,884
Goodwill and other intangible assets	184,875			185,879
Other assets	126,914			126,242
Total assets	$4,703,154			$4,562,412

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,749,837			$1,700,972

Demand, interest-bearing	939,203	462	0.20%	934,892	506	0.22%
Savings and money market	1,121,636	674	0.24%	1,052,800	762	0.29%
Time deposits - under $100	16,748	11	0.26%	17,298	16	0.37%
Time deposits - $100 and over	131,740	208	0.63%	121,949	219	0.71%
CDARS - money market and time deposits	20,853	1	0.02%	18,741	1	0.02%
Total interest-bearing deposits	2,230,180	1,356	0.24%	2,145,680	1,504	0.28%
Total deposits	3,980,017	1,356	0.14%	3,846,652	1,504	0.16%

Subordinated debt, net of issuance costs	39,710	583	5.84%	39,663	583	5.85%
Short-term borrowings	70	1	5.68%	96	—	0.00%
Total interest-bearing liabilities	2,269,960	1,940	0.34%	2,185,439	2,087	0.38%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,019,797	1,940	0.19%	3,886,411	2,087	0.21%
Other liabilities	104,797			99,866
Total liabilities	4,124,594			3,986,277
Shareholders’ equity	578,560			576,135
Total liabilities and shareholders’ equity	$4,703,154			$4,562,412

Net interest income (3) / margin		34,325	3.15%		34,288	3.24%
Less tax equivalent adjustment (3)		(120)			(123)
Net interest income		$34,205			$34,165

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $2,120,000 for the fourth quarter of 2020 (of which $1,935,000 was from PPP loans), compared to $1,441,000 for the third quarter of 2020 (of which $1,305,000 was from PPP loans).
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21%.

	For the Year Ended			For the Year Ended
	December 31, 2020			December 31, 2019
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$2,631,495	$133,169	5.06%	$1,994,917	$116,808	5.86%
Securities - taxable	578,506	11,637	2.01%	682,602	15,836	2.32%
Securities - exempt from Federal tax (3)	74,849	2,415	3.23%	84,165	2,720	3.23%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	786,955	3,757	0.48%	332,905	7,867	2.36%
Total interest earning assets (3)	4,071,805	150,978	3.71%	3,094,589	143,231	4.63%
Cash and due from banks	40,401			40,070
Premises and equipment, net	9,497			7,395
Goodwill and other intangible assets	186,239			116,481
Other assets	126,387			95,235
Total assets	$4,434,329			$3,353,770

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,638,055			$1,131,098

Demand, interest-bearing	891,513	2,035	0.23%	712,186	2,401	0.34%
Savings and money market	1,026,319	3,144	0.31%	811,266	4,298	0.53%
Time deposits - under $100	17,659	67	0.38%	19,448	94	0.48%
Time deposits - $100 and over	128,461	1,009	0.79%	130,856	1,359	1.04%
CDARS - money market and time deposits	17,889	5	0.03%	15,078	7	0.05%
Total interest-bearing deposits	2,081,841	6,260	0.30%	1,688,834	8,159	0.48%
Total deposits	3,719,896	6,260	0.17%	2,819,932	8,159	0.29%

Subordinated debt, net of issuance costs	39,641	2,320	5.85%	41,278	2,686	6.51%
Short-term borrowings	139	1	0.72%	208	2	0.96%
Total interest-bearing liabilities	2,121,621	8,581	0.40%	1,730,320	10,847	0.63%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	3,759,676	8,581	0.23%	2,861,418	10,847	0.38%
Other liabilities	97,978			66,678
Total liabilities	3,857,654			2,928,096
Shareholders’ equity	576,675			425,674
Total liabilities and shareholders’ equity	$4,434,329			$3,353,770

Net interest income (3) / margin		142,397	3.50%		132,384	4.28%
Less tax equivalent adjustment (3)		(507)			(572)
Net interest income		$141,890			$131,812

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $4,473,000 for the year ended December 31, 2020 (of which $3,877,000 was from PPP loans), compared to $580,000 for the year ended December 31, 2019.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21%.